                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            AVESTA TECHNOLOGIES, INC.

                             a Delaware Corporation

      The undersigned, acting in their capacities as President and Secretary, respectively, of Avesta Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

      1. The name of the corporation is Avesta Technologies, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 9, 1996. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 1996. Certificates of Amendment to the Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on February 26, 1997, September 17, 1997, December 24, 1997 and December 31, 1997. On March 19, 1998, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 20, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 4, 1999. An Amended and Restated Certificate of Incorporation was filed on July 13, 1999.

      2. The amendment and restatement to the Amended and Restated Certificate of Incorporation set forth herein in full was authorized in the following manner: This Amended and Restated Certificate of Incorporation was approved in its entirety by the Board of Directors of the Corporation and consented to in writing by the stockholders of the Corporation pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware ("Delaware Law").

      3. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      FIRST: The name of this corporation is Avesta Technologies, Inc.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Law.

      FOURTH: This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock and Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is 25,000,000 shares, with a par value of $0.01 per share ("Common"), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 8,829,997, with a par value of $0.01 per share ("Preferred"), consisting of 1,767,243 shares of Preferred which shall be designated as Series A Preferred Stock ("Series A Preferred"), 2,138,752 shares of Preferred which shall be designated as Series B Preferred Stock ("Series B Preferred"), 3,096,335 shares of Preferred which shall be designated as Series C Preferred Stock ("Series C Preferred"), and 1,827,667 shares of Preferred which shall be designated as Series D Preferred ("Series D Preferred").

      Each share of Preferred issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

      The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

      A description of the respective classes of stock and statement of the designations, preferences, voting powers (or lack of voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Series A Preferred, Series B Preferred, Series C Preferred, and Common are as follows:

A. PREFERRED STOCK

      Section 1. Liquidation Rights.

            (a) Series D Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (or the deemed occurrence of such event pursuant to subsection (e) of this Section 1), the holders of each share of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Series C Preferred, the holders of the Series A Preferred, the holders of the Series B Preferred or the holders of Common by reason of their ownership thereof, an amount equal to the sum of $6.24 per share (subject to adjustments for stock splits, dividends and recapitalizations) (the "Series D Purchase Price") and all dividends previously declared but unpaid prior to the date fixed for distribution on each share of Series D Preferred held by them (the "Series D Liquidation Preference").

      All of the preferential amount to be paid to the holders of the Series D Preferred under this subsection 1(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation the holders of the Series C Preferred, the holders of the Series A Preferred, the holders of the Series B Preferred and the holders of the Common in connection with any such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series D Preferred of the full preferential amounts so payable to them, the remaining assets of the Corporation available for distribution shall be distributed in accordance with the provisions of subsection (b), subsection (c) and subsection (d) of this Section 1.

      If the assets or property to be distributed are insufficient to permit the payment to holders of the Series D Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of the Series D Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            (b) Series C Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (or the deemed occurrence of such event pursuant to subsection (e) of this Section 1), following the amounts payable to holders of Series D Preferred set forth in subsection (a) of this Section 1, the holders of each share Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Series A Preferred, the holders of the Series B Preferred or the holders of Common by reason of their ownership thereof, an amount equal to the sum of (i) $4.06 per share (subject to adjustments for stock splits, dividends and recapitalizations) (the "Series C Purchase Price") and (ii) all dividends previously declared but unpaid prior to the date fixed for distribution on each share of Series C Preferred held by them (the "Series C Liquidation Preference".

      All of the preferential amount to be paid to the holders of the Series C Preferred under this subsection 1(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred, the holders of the Series B Preferred and the holders of the Common in connection with any such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series C Preferred of the full preferential amounts so payable to them, the remaining assets of the Corporation available for distribution shall be distributed in accordance with the provisions of subsection (c) and subsection (d) of this
Section 1.

      If the assets or property to be distributed are insufficient to permit the payment to holders of the Series C Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series C Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            (c) Series A Liquidation Preference and Series B Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (or the deemed occurrence of such event pursuant to subsection (e) of this Section 1), following the amounts payable to the holders of the Series D Preferred set forth in subsection (a) of this Section 1 and the holders of the Series C Preferred set forth in subsection (b) of this Section 1, the holders of each share of Series A Preferred and Series B Preferred, respectively, shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Common by reason of their ownership thereof, an amount equal to the sum of (i)(a) in the case of the Series A Preferred, $2.2917 per share (subject to adjustments for stock splits, dividends and recapitalizations) (the "Series A Purchase

Price") for each share of Series A Preferred then held by them, and (b) in the case of the Series B Preferred, $4.34 per share (subject to adjustments for stock splits, dividends and recapitalizations) (the "Series B Purchase Price") for each share of Series B Preferred then held by them and (ii) all dividends previously declared but unpaid prior to the date fixed for distribution on each share of Series A Preferred or Series B Preferred held by them (the "Series A Liquidation Preference" and the "Series B Liquidation Preference," respectively).

      All of the preferential amount to be paid to the holders of the Series A Preferred and Series B Preferred respectively, under this subsection 1(c) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common in connection with any such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series A Preferred and Series B Preferred of the full preferential amounts so payable to them, the remaining assets of the Corporation available for distribution shall be distributed in accordance with the provisions of subsection (d) of this Section 1. The Series A Preferred and Series B Preferred shall rank on parity as to the receipt of the respective preferential amount for each such series.

      If the assets or property to be distributed are insufficient to permit the payment to holders of the Series A Preferred and Series B Preferred of their full preferential amount, the entire remaining assets and property legally available for distribution shall be distributed ratably among the holders of Series A Preferred and Series B Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            (d) Distributions after Payment of Liquidation Preference. After the payment or setting apart for payment to the holders of Preferred of the preferential amounts set forth in subsection (a), subsection (b) and subsection
(c) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed PRO RATA among the holders of the outstanding Common, the outstanding Series A Preferred, the outstanding Series B Preferred, the outstanding Series C Preferred, and the outstanding Series D Preferred in a manner such that the remaining amount distributed to each holder of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and Common shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, (x) the numerator of which shall be the number of shares of Common then held by such holder plus the number of shares of Common then issuable upon conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred then held by such holder, and (y) the denominator of which shall be the total number of shares of Common then outstanding plus the total number of shares of Common issuable upon conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding.

            (e) Effect of Merger. A merger, reorganization, acquisition or consolidation of the Corporation with or into any other corporation or corporations (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or a sale or other transfer of all or substantially all of the assets of the Corporation (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Corporation) (the foregoing transactions are collectively referred to herein as the "Liquidation Transactions") shall be treated as a liquidation, dissolution or winding up only if the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred, the holders of at least fifty percent (50%) of the then outstanding shares of Series B Preferred the holders of at least fifty percent (50%) of the then outstanding shares of Series C Preferred and the holders of at least fifty percent (50%) of the then outstanding shares of Series D Preferred so elect by giving written notice thereof to the Corporation at least three (3) days before the effective date of such event. The Corporation shall provide the holders of Series A Preferred, the holders of Series B Preferred, the holders of Series C Preferred and the holders of Series D Preferred with notice of all transactions which may be treated as a liquidation, dissolution or winding up of the Corporation pursuant to this Section 1(e) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction. In the event the holders of Series A Preferred, the holders of Series B Preferred, the holders of Series C Preferred and the holders of Series D Preferred so elect pursuant to the preceding sentence, the holders of outstanding Series A Preferred, outstanding Series B Preferred, outstanding Series C Preferred and the holders of outstanding Series D Preferred shall each receive from the assets of the Corporation legally available for distribution such amounts pursuant to the procedures and preferences set forth in (i) Section 1(a) (until the holders of outstanding Series D Preferred have received an amount equal to the Series D Purchase Price), (ii) Section 1(b) (until the holders of outstanding Series C Preferred Series received an amount equal to the Series C Purchase Price), (iii) Section 1(c) (until the holders of outstanding Series A Preferred and Series B Preferred have received amounts equal to the Series A Purchase Price and the Series B Purchase Price, respectively) and (iv)
Section 1(d) (until, together with the amounts received by the holders of Preferred pursuant to clauses (i), (ii) and (iii) of this sentence, the holders of the outstanding Series D Preferred have received an amount equal to three (3) times the Series D Purchase Price, the holders of the outstanding Series C Preferred have received an amount equal to three (3) times the Series C Purchase Price, the holders of the outstanding Series A Preferred have received an amount equal to three (3) times the Series A Purchase Price, and the holders of the outstanding Series B Preferred have received an amount equal to three (3) times the Series B Purchase Price). After the payment or setting apart for such amounts pursuant to the foregoing provisions of this Section 1(e) to the holders of outstanding Preferred and Common, the holders of Common (which shall include holders of Preferred who elect to convert such holder's shares of Preferred into Common pursuant to the last sentence of this Section 1(e), but shall not include holders of Preferred who receive distributions pursuant to the first sentence of this Section 1(e)) shall be entitled to receive all remaining assets of the Corporation available for distribution. Notwithstanding the foregoing, before any distribution is made pursuant to this Section 1(e), the holders of Series A Preferred, the holders of Series B Preferred, the holders of Series C Preferred, and the holders of Series D Preferred acting pursuant to Section 2(a) may each elect to convert such holder's shares of Preferred into Common; no distribution shall be made pursuant to this Section 1(e) until the Corporation has received from all holders of outstanding Series A Preferred, outstanding Series B Preferred, outstanding Series C Preferred, and outstanding Series D Preferred written notification stating whether or not such holders elect to convert such holder's shares of Preferred into Common; provided the rights of any individual holder shall be waived to the extent such rights are not exercised prior to the date of the Liquidation Transaction.

            (f) Consent. Each holder of an outstanding share of Preferred shall be deemed to have consented, for purposes of Sections 151 and 160 of the Delaware General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons providing for the Corporation's right of said repurchase.

      Section 2. Conversion Rights.

      The holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred into such number of fully paid and nonassessable shares of Common as is determined by dividing, in the case of the Series A Preferred, $2.2917 by the Series A Conversion Price, in the case of the Series B Preferred, $4.34 by the Series B Conversion Price, in the case of the Series C Preferred, $4.06 by the Series C Conversion Price, and in the case of the Series D Preferred, $6.24 by the Series D Conversion Price with such Conversion Price determined as hereinafter provided, in effect on the date on which the certificate is surrendered for conversion. The price at which shares of Common shall be deliverable upon conversion of Series A Preferred (the "Series A Conversion Price") shall initially be $1.145850 (which amount reflects a two-for-one Common Stock split previously effected by the Company on March 20, 1998) per share of Common, the price at which shares of Common shall be deliverable upon conversion of Series B Preferred (the "Series B Conversion Price") shall initially be $2.17 (which amount reflects a two-for-one Common Stock split previously effected by the Company on March 20, 1998) per share of Common, the price at which shares of Common shall be deliverable upon conversion of Series C Preferred (the "Series C Conversion Price") shall initially be $4.06 per share of Common, and the price at which shares of Common shall be deliverable upon conversion of Series D Preferred (the "Series D Conversion Price") shall initially be $6.24 per share of Common (collectively, the "Conversion Prices"). Such initial Conversion Prices shall be subject to adjustment, as hereinafter provided.

            (b) Automatic Conversion. Each share of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, shall automatically be converted into shares of Common at the then effective Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series D Conversion Price, respectively:

                  (i) upon the closing of the sale of Common in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration relating solely to an employee benefit plan of the Corporation) at a public offering price of at least $8.25 per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and in which the gross aggregate proceeds received by the Corporation in such offering equal or exceed $15,000,000 (a "Qualified Public Offering"). In the event of a Qualified Public Offering, the person(s) entitled to receive the Common issuable upon such conversion of the Series A

Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred, respectively, shall not be deemed to have converted that Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, respectively, (x) until immediately prior to the closing of the Qualified Public Offering or (y) in the case of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, upon the receipt by the Corporation of the affirmative vote at a duly noticed stockholders meeting or pursuant to a duly solicited written consent of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred, the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred, the holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred, and the holders of at least two thirds (2/3) of the then outstanding shares of Series D Preferred, each voting as a separate class, in favor of the conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred respectively, into Common.

            (c) Mechanics of Conversion. No fractional share of Common shall be issued upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, after aggregating all shares of Common (including fractional shares thereof) issuable upon the conversion of all shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred respectively, held by the holder which are to be converted, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common at the time (as determined in good faith by the Board).

      Before any holder of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred shall be entitled to convert the same into shares of Common and before the Corporation shall be obligated to issue certificates for shares of Common upon the automatic conversion of the Series A Preferred, the Series B Preferred, Series C Preferred, or Series D Preferred as set forth in Section 2(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred, as the case may be, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 2(b) hereof). The Corporation shall use reasonable commercial efforts to effectuate such conversion within five (5) business days after receipt of such certificate or certificates and such notice of conversion. In the event of the loss, theft or destruction of the holder's certificate or certificates, the holder shall notify the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates. The Corporation shall, in the case of a lost, stolen or destroyed certificate, as soon as practicable after the execution and delivery of the agreement and indemnity, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred, Series C Preferred, or the Series D Preferred as the case may be, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common to which such holder shall be entitled as aforesaid together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing shares of Series A Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred, to be converted (except that in the case of an automatic conversion pursuant to Section 2(b) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the public offering (in the case of automatic conversion pursuant to Section 2(b)(i) or immediately upon receipt by the Corporation of the vote or written consent (in the case of automatic conversion pursuant to Section 2(b)(ii), and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

            (d) Adjustments to Conversion Prices for Certain Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 2(d), the following definitions apply:

                        (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                        (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred, Series B Preferred, or Series C Preferred, as applicable, was first issued.

                        (3) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common) or other securities convertible into or exchangeable for Common.

                        (4) "Additional Shares of Common" shall mean all shares of Common issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common issued, issuable or, pursuant to Section 2(d)(iii), deemed to be issued:

                              (A) upon conversion of shares of Series A
Preferred, Series B Preferred, or Series C Preferred;

                              (B) shares of Common issued to officers, directors
or employees of, or consultants to, the Corporation pursuant to any stock grant, option or purchase plan or other employee stock incentive program or arrangement approved by the Board up to a maximum of 3,700,000 shares of Common;

                              (C) upon exercise of warrants to purchase Series C
Preferred, upon exercise of warrants to purchase Series B Preferred outstanding as of December 31, 1998, and upon exercise of warrants to purchase Common Stock outstanding as of December 31, 1998;

                              (D) as a dividend or distribution on the Series A
Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred, respectively; and

                              (E) in connection with any transaction for which
adjustment is made pursuant to Section 2(e) or Section 2(f) hereof.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price applicable to Series A Preferred, Series B Preferred, Series C Preferred, or the Series D Preferred respectively, shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price for such series in effect on the date of, and immediately prior to, such issue.

                  (iii) Options and Convertible Securities. In the event that the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provision contained therein designed to protect against dilution) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                        (1) no further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the applicable Conversion Price shall affect Common previously issued upon conversion of the Preferred);

                        (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A) in the case of Convertible Securities or
Options for Common, the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such

Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such exercised Options, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (4) no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date or
(ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                        (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Prices shall be made until the expiration or exercise of all such Options.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event that the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 2(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series D Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, and/or the Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series D Conversion Price as the case may be, by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common outstanding immediately prior to such issue plus the number of shares of Common which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and (y) the denominator of which shall be the sum of the number of shares of Common outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided that, for purposes of calculating the number of shares of Common outstanding for this
Section 2(d)(iv), (1) all shares of Common issuable upon conversion or exercise of outstanding Options (to the extent vested), Convertible Securities (to the extent vested) and Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be deemed to be outstanding, (2) shares of Common not received upon the exercise of an Option, whether or not subject to any option of the Corporation to repurchase such shares at the purchase price of such shares from the Company, shall be deemed outstanding, (3) shares of Common Stock received upon the exercise of outstanding Options that are subject to any option of the Corporation to repurchase such shares at the purchase price of such shares from the Corporation shall NOT be deemed outstanding, (4) shares of Common Stock reserved for issuance upon the exercise of Options approved but not yet granted shall not be deemed outstanding, and (5) immediately after any Additional Shares of Common are deemed issued pursuant to
Section 2(d)(iii), such Additional Shares of Common shall be deemed to be outstanding to the extent vested as described in clause (1) above and not subject to repurchase as described in clause (3) above.

                  (v) Determination of Consideration. For purposes of this
Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                        (1) Cash and Property. Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (C) in the event that Additional Shares of Common
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                        (2) Options and Convertible Securities: The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 2(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                              (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (B) the maximum number of shares of Common (as set
forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of Common. In the event that the Corporation at any time or from time to time declares or pays, without consideration, any dividend on Common payable in Common or in any right to acquire Common for no consideration, or effects a subdivision or combination of its outstanding shares of Common into a greater or smaller number of shares without a proportionate and corresponding subdivision or combination of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series D Conversion Price, as the case may be, shall be appropriately increased or decreased proportionally.

            (f) Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive, any distribution payable in securities of the Corporation other than shares of Common and other than as otherwise adjusted in this Section 2, then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred respectively, been converted into Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 2 with respect to the rights of the holders of the Series A Preferred, the Series B Preferred, and the Series C Preferred, and Series D Preferred, respectively.

            (g) No Impairment. Except as provided for in Sections 4 and 6, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred against impairment.

            (h) Certificate as to Adjustments. Within thirty (30) days following the occurrence of each adjustment or readjustment of the applicable Conversion Prices of a series of Preferred pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

            (i) Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                  (iii) to effect any reclassification or recapitalization of its Common outstanding involving a change in the Common;

then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred:

                              (A) at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) above; and

                              (B) in the case of the matters referred to in
(iii) above, at least 20 days' prior written notice of the date on which the same shall take place (and specifying the date on which the holders of Common shall be entitled to exchange their Common for securities or other property deliverable upon the occurrence of such event).

            Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

            (j) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to each holder of record at his address appearing on the books of the Corporation.

            (k) Adjustments. Subject to Section 1(d) above, in case of any reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision or combination of shares provided for above), any merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common deliverable upon conversion of such share of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, Series B Preferred, the Series C Preferred, and the Series D Preferred, respectively, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively.

            (l) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common on conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      Section 3. Redemption Rights.

            (a) In the event of an election at least sixty (60) days prior to December 31, 2002, December 31, 2003, and December 31, 2004 (each, a "Redemption Date") or no more than twenty (20) days after receiving a notice pursuant to
Section 3(d) below by any holder of outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred to effect the provisions of this Section 3, the Corporation shall redeem, out of and only to the extent of funds legally available therefor, (i) on December 31, 2002, up to one-third, as requested by such holder, of the issued, outstanding and unconverted shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, held by such holder, (ii) on December 31, 2003, up to fifty percent, as requested by such holder, of the issued, outstanding and unconverted shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, held by such holder, and (iii) on December 31, 2004, up to all, as requested by such holder, of the issued, outstanding and unconverted shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred held by such holder.

            (b) Notwithstanding Section 3(a) hereof, in the event of a transaction which could be treated as a Liquidation Transaction (but which is not treated as a Liquidation Transaction in accordance with the voting procedures set forth in Section A.1.(d)) and pursuant to which the holders of Series C Preferred or Series D Preferred would receive less than the Series C Liquidation Preference for each share of Series C Preferred then outstanding or the Series D Liquidation Preference for each share of Series D then outstanding (the "Redemption Transaction"), any holder of outstanding shares of Series C Preferred may redeem their shares of Series C Preferred and any holder of Series D Preferred may redeem their shares of Series D Preferred in accordance with the provisions of this Section 3(b). The Corporation will provide notice to the holders of Series C Preferred and the holders of Series D Preferred at least twenty (20) days before the proposed closing of any Redemption Transaction. No less than ten (10) days prior to the proposed closing of the Redemption Transaction, any holder of Series C Preferred or Series D Preferred shall have the option to notify the Corporation of its intention to invoke its redemption rights under this Section 3(b). Thereafter, on or before the closing of the Redemption Transaction (the "Series C or Series D Redemption Date") the Corporation shall redeem the shares of Series C Preferred or Series D Preferred, as the case may be, out of and only to the extent of funds legally available therefor, from the holders exercising such option under this Section 3(b). The price for shares of Series C Preferred redeemed in accordance with this Section 3(b) shall be equal to the Series C Liquidation Preference per share of Series C Preferred (the "Series C Redemption Price") and the price for shares of Series D Preferred for redeemed in accordance with this Section 3(b) shall be equal to the greater of the fair market value per share or the Series D Liquidation Preference per share of Series D Preferred (the "Series D Redemption Price"). Nothing in this Section 3(b) is intended to limit a holder of Series C Preferred or Series D Preferred from participating in the distributions set forth in Section A.1.(d) in the event the Liquidation Transaction is to be treated as a liquidation, dissolution or winding up of the Corporation. Notwithstanding anything to the contrary contained in this Section 3(b), in the event that the holders of Preferred Stock elect to treat the Redemption Transaction as a liquidation pursuant to Section A.1.(d) after any holder of Series C Preferred or Series D Preferred has invoked its redemption right pursuant to this Section 3(b), each holder of Series C Preferred or Series D Preferred shall receive the benefits of Section A.1.(d) in lieu of a redemption under this Section 3(b).

            (c) Each share of Series A Preferred, Series B Preferred, or Series C Preferred, respectively, shall be redeemed at the Liquidation Preference applicable to such series on the Redemption Date. Each share of Series D Preferred shall be redeemed at a price equal to the greater of (i) fair market value or (ii) the Series D Liquidation Preference on the Redemption Date. In no event, shall a share of Series A Preferred, Series B Preferred, or Series C Preferred be redeemed prior to a share of Series D Preferred.

            (d) In the event of the election by any holder of outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, as provided in Section 3(a) above, the Corporation shall send to each holder of Series A Preferred, each holder of Series B Preferred, each holder of Series C Preferred, and each holder of Series D Preferred respectively, not less than forty (40) and not more than sixty (60) days before the Redemption Date, at the address last shown on the records of the Corporation for such holder, the audited financial statements of the Corporation for the prior fiscal year and the most recent unaudited year-to-date financial statements of the Corporation, together with a written notice (the

"Redemption Notice") advising such holders of the proposed redemption pursuant to this Section 3, specifying the Redemption Date, the Redemption Price and the place at which payment may be obtained.

            (e) In the event that more than one holder of a series of Preferred Stock requests redemption, shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred, as the case may be, shall be redeemed from each holder of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred requesting redemption pursuant to this Section 3, pro rata based on the number of shares of Series A Preferred, Series B Preferred, or Series C Preferred, or Series D Preferred requested to be redeemed by such holder to the extent that the Corporation does not have funds legally available to effect such redemption. On or after the Redemption Date, each holder of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the holder, a check for cash with respect to the shares so redeemed.

            (f) From and after the Redemption Date, or the Series C or Series D Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price, the Series C Redemption Price, or Series D Redemption Price all rights of the holders of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred to be redeemed shall cease as holders of such Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred as the case may be, (except the right to receive the appropriate Redemption Price, Series C Redemption Price, or Series D Redemption Price, as applicable, without interest upon surrender of their certificate or certificates) and such shares shall not thereafter be transferred on the books of the Corporation, be convertible into shares of Common or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred scheduled to be redeemed on a Redemption Date, Series C Redemption Date, or Series D Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred to be redeemed on such date, then those funds which are legally available will be used to redeem the maximum possible number of such shares and shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, shall be redeemed from each holder of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred requesting redemption pursuant to this Section 3 pro rata based on the number of shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred requested to be redeemed by such holder. In such event, notwithstanding the first sentence of this Section 3(f), the shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein and a new certificate shall be issued representing the unredeemed shares. At the end of any fiscal quarter of the Corporation at which additional funds of the Corporation are legally available for the redemption of the shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred as the case may be, that remain outstanding, such funds will within thirty (30) days thereafter be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date, Series C Redemption Date or Series D Redemption Date but which it has not redeemed. In the event that the Corporation shall not have redeemed shares of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred scheduled to be redeemed on a Redemption Date, Series C Redemption Date or Series D Redemption Date, as applicable, the amount at which each such share of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred shall be redeemed shall be increased by twenty percent (20%) per annum (compounded annually) for the period from the scheduled Redemption Date, Series C Redemption Date or Series D Redemption Date, as applicable, to the date on which such shares are actually redeemed.

      Section 4. Voting Rights.

            (a) General. Except as otherwise provided herein, or as required by law, each issued and outstanding share of Common shall be entitled to one vote on all matters. Except as required by law or by the provisions hereof, the holders of the Series A Preferred, the holders of the Series B Preferred, the holders of the Series C Preferred, and the holders of Series D Preferred shall be entitled to vote on all matters with the holders of the Common on an as if converted basis.

            (b) Board of Directors and Observers. Notwithstanding the provisions of Section 4(a) above, (i) so long as any shares of Series A Preferred are outstanding, the holders of shares of the Series A Preferred, voting as a separate series, shall have the right to elect two directors (the "Series A Directors"), (ii) so long as any shares of Series B Preferred are outstanding, the holders of shares of the Series B Preferred, voting as a separate series, shall have the right to elect one director (the "Series B Director"), (iii) so long as any shares of Series C Preferred are outstanding, the holders of shares of the Series C Preferred, voting as a separate series, shall be entitled to designate one (1) non-voting observer nominated by Pilgrim Baxter Hybrid Partners I, L.P. (such right of Pilgrim Baxter Hybrid Partners I, L.P. to nominate the observer on behalf of the holders of Series C Preferred to cease when Pilgrim Baxter Hybrid Partners I, L.P. no longer owns any shares of Series C Preferred) to attend all Board of Directors meetings (the "Series C Preferred Observer"), subject to the obligation of the holders of Series C Preferred to maintain the confidentiality of the discussions and resolutions of such meetings and the materials distributed prior to, at or after such meetings, or in connection therewith, (iv) so long as any shares of Series D Preferred are outstanding, the holders of shares of Series D Preferred, voting as a separate series, shall be entitled to elect one director (the "Series D Director"), and
(v) the holders of the shares of Common, voting as a separate class, shall have the right to elect the remaining directors. A vacancy in directorship elected by the holders of the Series A Preferred shall be filled only by vote or written consent of the holders of the Series A Preferred as provided above. A vacancy in the directorship elected by the holders of the Series B Preferred shall be filled only by vote or written consent of the holders of the Series B Preferred as provided above. A vacancy in the directorship elected by the holders of the Series D Preferred shall be filled only by vote or written consent of the holders of the Series D Preferred as provided above. A vacancy in any directorship elected by the holders of Common shall be filled only by vote or written consent of the holders of Common as provided above, provided that such nominee is reasonably acceptable to a majority of the Preferred then outstanding.

      Section 5. Dividend Rights.

            (a) The holders of outstanding Series A Preferred, the holders of outstanding Series B Preferred, the holders of outstanding Series C Preferred, and the holders of outstanding Series D Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cash dividends at the annual rate of $0.1375 per share of outstanding Series A Preferred, $0.2604 per share of outstanding Series B Preferred, $0.2436 per share of outstanding Series C Preferred, and $.3744 per of outstanding Series D Preferred (each as adjusted for stock splits, stock dividends, reclassifications, and like events), payable in preference and priority to any payment of any dividend on Common, when and as declared by the Board of Directors in its discretion. The right to such dividends on shares of Preferred shall not be cumulative, and no right shall accrue to holders of Preferred by reason of the fact that dividends on said shares are not declared or paid in any previous year. No dividends or other distributions shall be made with respect to the Common in any fiscal year, other than dividends payable solely in Common, until all such dividends on Preferred for that year have been paid or set apart for payment. In the event that the Corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, conversion of Preferred, the Corporation shall, at its option, pay in cash to the holder(s) of Preferred subject to conversion the full amount of any such dividends or convert such dividends into Common at the then effective Conversion Prices referred to in Section 2 or a combination thereof, together with cash in lieu of any fractional shares of Common. The holders of Preferred will be treated on a pari-passu basis for purposes of dividends and shall share pro-rata based on the per share dividend amount set forth in this Section 5(a) in any dividends to the extent such dividends are not in an amount to pay in full the dividend amount set forth in this Section 5(a) with respect to each series.

            (b) Dividends may be paid on the Common as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred and only if a dividend of equal or greater amount, on a per share and as-if-converted basis, is paid at the same time on the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Series D Preferred.

      Section 6. Covenants.

            (a) Preferred. Except as set forth in Section 6(b), so long as greater than 1,000,000 shares of Preferred shall be outstanding, the Corporation shall not, without first obtaining the majority affirmative vote or written consent of holders of such outstanding shares of Preferred voting together as a class (except that for the purposes of Sections 6(a)(i) through 6(a)(iv) and 6(a)(vi), if one series of Preferred is affected in a manner different than another, a majority vote of each series of Preferred so disproportionately affected, voting as a series, shall be required, and except that with respect to
Section 6(v), where the Corporation shall first obtain the affirmative vote or written consent of seventy-five percent (75%) of the Preferred then outstanding):

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred;

                  (ii) reclassify any Common or other series of its capital stock shares into shares having any preference or priority as to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise superior to or on a parity with any such preference or priority of the Preferred;

                  (iii) pay or declare any dividend or distribution (other than of shares of Common) on any shares of Preferred, Common or any other series of its capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Preferred, Common, or any other series of its capital stock (or derivative instrument therefor) except from directors or employees of, or consultants to, the Corporation upon termination of employment, service as a director or consultancy pursuant to restricted stock purchase agreements approved by the Board of Directors and except for redemption of Preferred or dividends on Preferred in accordance with this Amended and Restated Certificate of Incorporation;

                  (iv) create or issue any other class or classes of stock or series of Preferred senior to or on parity with the Series A Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred with respect to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise increase the number of authorized shares of any series of Preferred;

                  (v) merge or consolidate with or into, or acquire, any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation (unless transferred to a wholly owned subsidiary of the Company) Corporation (which shall require the affirmative vote or written consent of seventy-five percent (75%) of the Preferred then outstanding);

                  (vi) authorize a liquidation, dissolution, recapitalization or reorganization of the Corporation;

                  (vii) increase or decrease the authorized number of directors of the Corporation;

                  (viii) transfer any material assets of the Corporation to any person or entity other than a wholly-owned subsidiary of the Corporation;

                  (ix) permit any subsidiary to issue or sell, or sell or obligate itself to issue or sell, except to the Corporation, a wholly-owned subsidiary of the Corporation, any securities of such subsidiary; and

                  (x) materially change the Corporation's business as conducted on the date of filing of this Restated Certificate of Incorporation or as contemplated by the Corporation's most recently available Business Plan.

            (b) Series D Preferred. So long as greater than 450,000 shares of Series D Preferred remain outstanding, the Corporation shall not, without first obtaining the majority affirmative vote or written consent of holders of the outstanding Series D Preferred which majority shall include Financial Technology Ventures, L.P. and Financial Technology Ventures (Q), L.P. so long as they in aggregate hold 35% or more of the Series D Preferred outstanding:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred;

                  (ii) reclassify any Common or other series of its capital stock shares into shares having any preference or priority as to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise superior to any such preference or priority of the Series D Preferred;

                  (iii) create or issue any other class or classes of stock or series of Preferred senior to the Series D Preferred with respect to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise increase the number of authorized shares of the Series D Preferred;

                  (iv) merge or consolidate with or into, or acquire, any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or series of related transactions all or substantially all of the assets of the Corporation (unless transferred to a wholly owned subsidiary of the Corporation) at a valuation per share less than one and one-half (1.5) times the Series D Purchase Price during the one year following July 13, 1999 and two (2) times the Series D Purchase Price thereafter.

            (c) Series B Preferred. The Corporation shall not, without first obtaining the majority affirmative vote or written consent of the holders of a majority of such outstanding shares of Series B Preferred voting together as a class take any action which would alter the tax liability of the Series B Preferred pursuant to Section 305 of the Internal Revenue Code of 1986, as amended.

            (d) Series C Preferred. The Corporation shall not, without first obtaining the majority affirmative vote or written consent of the holders of a majority of such outstanding shares of Series C Preferred voting together as a class take any action which would alter the tax liability of the Series C Preferred pursuant to Section 305 of the Internal Revenue Code of 1986, as amended.

            (e) Series D Preferred. The Corporation shall not, without first obtaining the majority affirmative vote or written consent of the holders of a majority of such outstanding shares of Series D Preferred voting together as a class take any action which would alter the tax liability of the Series D Preferred pursuant to Section 305 of the Internal Revenue Code of 1985 as amended.

      Section 7. Residual Rights.

      All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common.

      Section 8. Partial Conversion or Redemption.

      In the event that less than all of a holder's shares of Preferred shall be converted at any time pursuant to Section 2 hereof or redeemed at any time pursuant to Section 3 hereof, the Corporation shall promptly upon receipt of such holder's certificate for shares to be converted or promptly after the later of the date fixed for redemption or the receipt of such holder's certificate for shares to be redeemed, issue a new certificate to such holder representing the unconverted or unredeemed shares, as the case may be.

B. COMMON STOCK

      1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

      2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per shares as is provided in this Article FOURTH.

      3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available thereof, dividends payable either in cash, in property or in shares of capital stock.

      4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive their PRO RATA share of the remaining assets pursuant to Section A.1(c) of Article Fourth.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      a. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      b. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      c. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      SEVENTH: The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (1) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      EIGHTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

      NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 24th day of September, 1999.

                                      AVESTA TECHNOLOGIES, INC.


                                      By: /s/ Kam M. Saifi
                                          --------------------------------------
                                          Kam M. Saifi
                                          President and Chief Executive Officer


ATTEST:


By: /s/ Andrew C. Cooper
    ----------------------------
    Andrew C. Cooper
    Secretary